Tarsus Pharmaceuticals Completes Acquisition of Alkeus Pharmaceuticals, Expanding Leadership in Eye Care September 4, 2026 Adds gildeuretinol (ALK-001), a differentiated Phase 3 oral investigational medicine designed to target the underlying biology of Stargardt’s disease, a potentially blinding disease with no FDA-approved therapy Strengthens Tarsus’ differentiated pipeline and leadership in eye care IRVINE, Calif., Sept. 04, 2026 (GLOBE NEWSWIRE) -- Tarsus Pharmaceuticals, Inc. (Nasdaq: TARS) today announced that it has completed its previously announced acquisition of Alkeus Pharmaceuticals, Inc., a privately held retinal disease-focused biotechnology company. With the completion of the acquisition, Tarsus adds worldwide rights to ALK-001, a new, investigational, late-stage molecular entity designed to reduce the accumulation of toxic dimers while preserving the normal visual cycle. Tarsus believes ALK-001 represents a potential blockbuster opportunity in one of the largest inherited retinal diseases. ALK-001 has received Breakthrough Therapy, Orphan Drug, Fast Track and Rare Pediatric Disease designations from the U.S. Food and Drug Administration (FDA) for Stargardt disease and is currently being evaluated in the global NORTHSTAR Phase 3 trial, with topline data anticipated in 2029. “Completing the Alkeus acquisition marks an important step forward in our vision to build a leading eye care company,” said Bobby Azamian, M.D., Ph.D., Chief Executive Officer and Chairman of Tarsus. “ALK-001 is highly complementary to our core strengths and has the potential to become a foundational medicine for people living with Stargardt disease, a potentially blinding disease with no FDA-approved treatment. With the transaction complete, our focus is on advancing the NORTHSTAR trial and realizing the full potential of this important clinical-stage program.” The acquisition of Alkeus, announced on August 6, 2026, closed following the satisfaction of the customary closing conditions set forth in the definitive merger agreement. About Gildeuretinol Acetate (ALK-001) Gildeuretinol acetate (ALK-001) is an investigational small molecule with a once-daily oral formulation targeting toxic vitamin A dimerization in the retina and has demonstrated a promising tolerability and efficacy profile across more than 400 individuals studied. About Stargardt Disease Stargardt disease is a rare, inherited and progressive retinal disease that often begins in childhood or early adulthood. It damages the macula, the central portion of the retina responsible for detailed vision, and can progressively affect patients' ability to read, recognize faces, drive and live independently. Stargardt disease is estimated to affect as many as 86,000 people in the United States, more than 36,000 of whom have been clinically diagnosed, and there are currently no FDA-approved therapies. About Tarsus Pharmaceuticals, Inc. Tarsus Pharmaceuticals, Inc. applies proven science and new technology to revolutionize treatment for patients, starting with eye care. Tarsus is advancing its pipeline to address several diseases with high unmet need across a range of therapeutic categories, including eye care, dermatology, and infectious disease prevention. XDEMVY® (lotilaner ophthalmic solution) 0.25% is FDA approved in the United States for the treatment of Demodex blepharitis. Tarsus is also developing TP-04 for the potential treatment of ocular rosacea and TP-05 as an oral tablet for the potential prevention of Lyme disease, both of which are in Phase 2, IRX-101 for potential use as an ocular antiseptic, and gildeuretinol for the potential treatment of Stargardt disease. Forward-Looking Statements Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute "forward-looking statements." These statements include statements regarding the anticipated benefits of the acquisition of Alkeus and the integration of Alkeus into Tarsus; the potential mechanisms of action, therapeutic benefits of and potential market size for gildeuretinol; anticipated regulatory and development milestones; the timing for topline data for, and results of, Tarsus' clinical studies including the NORTHSTAR trial; and the quotations of Tarsus' management. The words, without limitation, "believe," "contemplate," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," "on track," or "would," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks that the anticipated benefits of the acquisition are not realized. Further risks and uncertainties are detailed from time to time in the reports Tarsus files with the Securities and Exchange Commission, including Tarsus' Form 10-K for the year ended December 31, 2025 filed with the SEC on February 23, 2026, and its most recent Form 10-Q filed with the SEC on August 6, 2026, copies of which are posted on its website and are available from Tarsus without charge. New risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this press release are based on the current expectations of Tarsus' management team and speak only as of the date hereof, and Tarsus specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Media Contact: Adrienne Kemp Vice President, Corporate Communications (949) 922-0801 akemp@tarsusrx.com Exhibit 99.1

Investor Contact: David Nakasone Head of Investor Relations (949) 620-3223 DNakasone@tarsusrx.com